EX-28.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Mutual Funds of our reports dated December 19, 2019, relating to the financial statements and financial highlights, which appear in Nationwide Amundi Global High Yield Fund, Nationwide Amundi Strategic Income Fund, Nationwide Bailard Cognitive Value Fund, Nationwide Bailard International Equities Fund, Nationwide Bailard Technology & Science Fund, Nationwide Bond Fund, Nationwide Bond Index Fund, Nationwide Core Plus Bond Fund, Nationwide Destination 2020 Fund, Nationwide Destination 2025 Fund and Nationwide Destination 2030 Fund, Nationwide Destination 2035 Fund, Nationwide Destination 2040 Fund, Nationwide Destination 2045 Fund, Nationwide Destination 2050 Fund, Nationwide Destination 2055 Fund, Nationwide Destination 2060 Fund, Nationwide Destination Retirement Fund (formerly, Nationwide Destination 2015 Fund), Nationwide Diamond Hill Large Cap Concentrated Fund, Nationwide Emerging Markets Debt Fund, Nationwide Fund, Nationwide Geneva Mid Cap Growth Fund, Nationwide Geneva Small Cap Growth Fund, Nationwide Global Sustainable Equity Fund, Nationwide Government Money Market Fund, Nationwide Inflation-Protected Securities Fund, Nationwide International Index Fund, Nationwide International Small Cap Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Conservative Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Long/Short Equity Fund, Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund, Nationwide Loomis Short-Term Bond Fund, Nationwide Dynamic U.S. Growth Fund (now known as, Nationwide Mellon Dynamic U.S. Core Fund), Nationwide Mid Cap Market Index Fund, Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Small Company Growth Fund, Nationwide U.S. Small Cap Value Fund, Nationwide WCM Focused Small Cap Fund, Nationwide Ziegler Equity Income Fund and Nationwide Ziegler NYSE Arca Tech 100 Index Funds’ Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 19, 2020